FIRST AMENDMENT TO LOAN AGREEMENT

            This FIRST AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made and entered into effective as of April 1, 2010 (the "Effective Date"), by and among Good Times Restaurants Inc., a Nevada corporation (the "Borrower"), Golden Bridge LLC ("Golden Bridge"), W Capital, Inc. ("W Capital"), and John T. McDonald ("McDonald").

WHEREAS, Golden Bridge, W Capital and McDonald are each a "Lender Party" and collectively the "Lender" under that certain Loan Agreement dated February 1, 2010 (the "Loan Agreement"), with the Borrower and its subsidiary Good Times Drive Thru, Inc., a Colorado corporation (the "Co-Maker");

            WHEREAS, Section 8(b) of the Loan Agreement provides that any provision of the Loan Agreement may be amended, waived or modified only upon the written consent of the Borrower and the Lender; and

            WHEREAS, the Borrower and the Lender desire to amend the terms of the Loan Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.                  Repayment of Golden Bridge Principal Amount; Liability for Accrued Interest.

(a)                On the Effective Date, the Borrower shall pay to Golden Bridge the sum of $150,000, which is equal to the aggregate principal amount which has heretofore been advanced by Golden Bridge to the Borrower pursuant to the Loan Agreement.  From and after the Effective Date, Golden Bridge shall cease to be a Lender Party under the Loan Agreement and shall cease to have any rights or obligations thereunder.

(b)               Notwithstanding the foregoing, the Borrower shall remain liable to Golden Bridge for the amount of accrued interest on the aggregate principal amount advanced by Golden Bridge from the date of each advance through the Effective Date at a rate equal to 12% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days.  Such accrued interest amount shall be payable to Golden Bridge on August 1, 2010.

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2.                  Additional Advances by W Capital and McDonald.  On the Effective Date, W Capital shall advance to the Borrower an additional principal amount of $100,000, and McDonald shall advance to the Borrower an additional principal amount of $50,000.  The additional advances required by this Amendment shall not be constitute an "Additional Closing" under Section 2(b) of the Loan Agreement.

3.                  Cancellation of Existing Note; Issuance of New Note.  On the Effective Date, the Secured Convertible Promissory Note, dated February 1, 2010, issued by the Borrower and the Co-Maker to Golden Bridge, W Capital and McDonald, shall be cancelled in its entirety.  The Borrower and the Co-Maker shall issue a new Secured Convertible Promissory Note to W Capital and McDonald, in substantially the form attached hereto as Exhibit A.

4.                  Cancellation of Golden Bridge Warrant; Issuance of New Warrants.  On the Effective Date, the Warrant, dated February 1, 2010, issued by the Borrower to Golden Bridge, shall be cancelled in its entirety.  The Borrower shall issue new warrants to W Capital, with respect to 12,500 shares of the Borrower's Common Stock, and McDonald, with respect to 6,250 shares of the Borrower's Common Stock, in substantially the forms attached hereto as Exhibit B and Exhibit C, respectively.

5.                  Issuance of Additional Warrants pursuant to Loan Agreement.  The number of "Additional Warrant Shares" issuable to each Lender Party pursuant to Section 1(c) of the Loan Agreement shall be as follows:

Lender Party                           Additional Warrant Shares

W Capital                                37,500

                                    McDonald                               12,500

Schedule I to the Loan Agreement is hereby automatically amended to reflect the foregoing.

6.                  Effect of this Amendment.  Except as specifically amended as set forth herein, each term and condition of the Loan Agreement shall continue in full force and effect.

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7.                  Counterparts; Facsimile Signatures.  This Amendment may be executed or consented to in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.  This Amendment may be executed and delivered by facsimile or electronically and, upon such delivery, the facsimile or electronically transmitted signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

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The parties have caused this Amendment to be duly executed and delivered effective as of the date and year first written above.

                                                                                    GOOD TIMES RESTAURANTS INC.

                                                                                    By: /s/ Boyd E. Hoback

                                                                                    Name: Boyd E. Hoback

                                                                                    Title: President and CEO

                                                                                    W CAPITAL, INC.

                                                                                    By: /s/ W H Watson

                                                                                    Name: W H Watson

                                                                                    Title: Manager

                                                                                    /s/ John T. McDonald

                                                                                    JOHN T. MCDONALD, an individual

                                                                                    GOLDEN BRIDGE LLC

                                                                                    By: /s/ Eric W. Reinhard

                                                                                    Name: Eric W. Reinhard

                                                                                    Title: Manager

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EXHIBIT A

NEW SECURED CONVERTIBLE PROMISSORY NOTE

[Attached]

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EXHIBIT B

NEW WARRANT TO W CAPITAL, INC.

[Attached]

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EXHIBIT C

NEW WARRANT TO JOHN T. McDONALD

[Attached] 11310954.1